Exhibit 4.4
                            ITC LEARNING CORPORATION
               INCENTIVE AND NON-QUALIFIED STOCK OPTION AGREEMENT
               --------------------------------------------------
                                  FOR EMPLOYEES
                                  -------------

         AGREEMENT ("Agreement") dated the 9th day of January, 1998 by and between ITC Learning Corporation, a Maryland corporation ("Corporation"), and Carl D. Stevens, an employee of the Corporation ("Optionee").

         WHEREAS, the Corporation desires to have Optionee continue in its employ and to provide Optionee with an incentive by sharing in the success of the Corporation;

         WHEREAS, in order to provide such an incentive to its officers and key employees, the Corporation has adopted the ITC Learning Corporation 1998 Incentive Stock Plan ("Plan");

         WHEREAS, the Corporation desires to grant to Optionee under the Plan options intended to qualify as "incentive stock options" within the meaning of
Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended ("Code"), and/or the options not intended to qualify as "incentive stock options" within the meaning of Section 422 or any successor provision of the Code; and

         WHEREAS, unless otherwise provided herein, capitalized terms used in this Agreement shall have the meaning given them in the Plan;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
representations herein contained and intending to be legally bound, the parties hereto agree as follows:

         1. NUMBER OF SHARES AND PRICE. The Corporation hereby grants to the Optionee an option ("Option") to purchase the number of shares of Common Stock set forth on the last page of this Agreement. The exercise price per share of Common Stock of the Option shall be as is set forth on the last page of this Agreement. As indicated on the last page of this Agreement, the Option is an Incentive Stock Option and/or Non-Qualified Stock Option.

         2. TERM AND EXERCISE. The Option shall expire five (5) years from the date hereof, subject to earlier termination as set forth in Section 3. Subject to the provisions of Section 3, the Option shall become exercisable in installments as set forth on the last page of this Agreement. Notwithstanding anything to the contrary in this Agreement, this Option shall terminate and be void and of no effect if the Plan is not approved by the holders of Voting Stock at the Corporation's 1998 annual meeting of shareholders.

         3.       EXERCISE OF OPTION UPON TERMINATION OF EMPLOYMENT.

                  (a)    TERMINATION   OF  VESTED   OPTION   UPON TERMINATION OF
                         EMPLOYMENT.

                  (i) IN GENERAL. Upon the Optionee's Termination of Employment other than by reason of death or Disability, he or she may, within three months from the date of such Termination of Employment, exercise all or any part of the Option as was exercisable on the date of Termination of Employment if such Termination of Employment is not for Cause. If such Termination of Employment is for Cause, the right of the Optionee to exercise the Option shall terminate on the date of Termination of Employment. In no event, however, may the Option be exercised later than the date determined pursuant to Section 2.

                  (ii) DISABILITY. Upon the Optionee's Disability Date, he or she may, within one year after the Disability Date, exercise the Option, but only to the extent the Option was exercisable on the Disability Date and only to the extent not previously exercised. In no event, however, may the Option be exercised later than the date determined pursuant to Section 2.

                  (iii) DEATH. In the event of the death of the Optionee while employed by the Corporation, the right of the Optionee's Beneficiary to exercise the Option (but only to the extent the Option was exercisable as of the date of death of the Optionee and only to the extent not previously exercised) shall expire upon the expiration of one year from the date of the Optionee's death or on the date of expiration of the Option determined pursuant to Section 2, whichever is earlier.

                  (b) TERMINATION OF UNVESTED OPTION UPON TERMINATION OF EMPLOYMENT. Except as specified in Section 3(a), to the extent all or any part of the Option was not exercisable as of the date of Termination of Employment, the unexercisable portion of the Option shall expire at the date of such Termination of Employment.

         4. EXERCISE PROCEDURES. The Option shall be exercisable by written notice to the Corporation, which must be received by the Secretary of the Corporation not later than 5:00 P.M. local time at the principal executive office of the Corporation on the expiration date of the Option. Such written notice shall set forth (a) the number of shares of Common Stock being purchased,
(b) the total exercise price for the shares of Common Stock being purchased, (c) the exact name as it should appear on the stock certificate(s) to be issued for the shares of Common Stock being purchased, and (d) the address to which the stock certificate(s) should be sent. The exercise price of shares of Common Stock purchased upon exercise of the Option shall be paid in full (a) in cash,
(b) by delivery to the Corporation of already owned shares of Common Stock that have been held by the Optionee for at least six months, (c) in any combination of cash and already owned shares of Common Stock that have been held by the Optionee for at least six months, or (d) by delivery of such other consideration as the Administrator deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program approved by the Administrator).

         In the event that any shares of Common Stock shall be transferred to the Corporation to satisfy all or any part of the exercise price, the part of the exercise price deemed to have been satisfied by such transfer of shares of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Corporation. The Optionee may not transfer to the Corporation in satisfaction of the exercise price any fraction of a share of Common Stock, and any portion of the exercise price that would represent less than a full share of Common Stock must be paid in cash by the Optionee.

         Subject to Section 8 hereof, certificates for the purchased shares of Common Stock will be issued and delivered to the Optionee as soon as practicable after the receipt of such payment of the exercise price; PROVIDED, HOWEVER, that delivery of any such shares of Common Stock shall be deemed effected for all purposes when a stock transfer agent of the Corporation shall have deposited such certificates in the United States mail, addressed to Optionee, at the address set forth on the last page of this Agreement or to such other address as Optionee may from time to time designate in a written notice to the Corporation.

The Optionee shall not be deemed for any purpose to be a shareholder of the Corporation in respect of any shares of Common Stock as to which the Option shall not have been exercised, as herein provided, until such shares of Common Stock have been issued to Optionee by the Corporation hereunder.

         5. PLAN PROVISIONS CONTROL OPTION TERMS; MODIFICATIONS. The Option is granted pursuant and subject to the terms and conditions of the Plan, the provisions of which are incorporated herein by reference. In the event any provision of this Agreement shall conflict with any of the terms in the Plan as constituted on the Date of Grant, the terms of the Plan as constituted on the Date of Grant shall control. The Option shall not be modified after the Date of Grant except by express written agreement between the Corporation and the Optionee; PROVIDED, HOWEVER, that any such modification (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Administrator.

         6. LIMITATIONS ON TRANSFER. The Option may not be assigned or transferred other than by will or the laws of descent and distribution. The Optionee's Beneficiary may exercise the Optionee's rights hereunder only to the extent they were exercisable under this Agreement at the date of the death of the Optionee and are otherwise currently exercisable.

         7. TAXES. The Corporation shall be entitled, if the Administrator deems it necessary or desirable, to withhold (or secure payment from the Optionee in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to the Option. The Corporation may defer issuance of Common Stock under the Option unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Administrator or its delegate and shall be payable by the Optionee at such time as the Administrator determines. The Optionee shall be permitted to satisfy his or her tax or withholding obligation by (a) having cash withheld from the Optionee's salary or other compensation payable by the Corporation or a Subsidiary, (b) the payment of cash by the Optionee to the Corporation, (c) the payment in shares of Common Stock already owned by the Optionee valued at Fair Market Value, and/or (d) the withholding from the Option, at the appropriate time, of a number of shares of Common Stock sufficient, based upon the Fair Market Value of such Common Stock, to satisfy such tax or withholding requirements.

         8. NO EXERCISE IN VIOLATION OF LAW. Notwithstanding any of the provisions of this Agreement, the Optionee hereby agrees that he or she will not exercise the Option granted hereby, and that the Corporation will not be obligated to issue any shares of Common Stock to the Optionee hereunder, if the exercise thereof or the issuance of such shares of Common Stock shall constitute a violation by the Optionee or the Corporation of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Administrator shall be final, binding and conclusive.

         9. SECURITIES LAW COMPLIANCE. The Optionee acknowledges that the shares of Common Stock issuable on exercise of the Option may not have been registered under the Securities Act of 1993, as amended ("Act"). In such case, the Optionee represents and acknowledges that such shares of Common Stock, when purchased, shall be held for investment and not with a view to the sale or distribution of any part thereof, and that the Optionee may be required to bear the economic risk of his or her investment for an indefinite period of time. The Optionee further represents and warrants that the Optionee and his or her Beneficiaries will not sell or otherwise dispose of these shares of Common Stock except pursuant to an effective registration statement under the Act or in a transaction that, in the opinion of counsel for the Corporation, is exempt from registration under the Act.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                     ITC LEARNING CORPORATION


/s/ Anne J. Fletcher                        By: /s/ Christopher E. Mack
----------------------------                    -------------------------------
Secretary                                       Name: Christopher E. Mack
                                                title:  Vice President and Chief
                                                        Financial Officer

WITNESS:                                    OPTIONEE


/s/ John Dobey                                /s/Carl D. Stevens
----------------------------                 ------------------

                                                 * * * * *

Number of shares of Common Stock
subject to Non-Qualified Stock Option:             59,374 shares of Common Stock

Exercise Price per share of Common
Stock of Non-Qualified Stock Option:               $4.00

Installment Exercise Schedule of Non-Qualified Stock Option:

                                                  Cumulative Number of Shares
                                                  of Common Stock in Respect
         Vesting Schedule                         of which Option is Exercisable
         ----------------                         ------------------------------

         January 7, 1999                                      13,437
         January 7, 2000                                      26,874
         January 7, 2001                                      43,124
         January 8, 2002                                      59,374

Number of shares of Common Stock
subject to Non-Qualified Stock Option:             5,626 shares of Common Stock

Exercise Price per share of Common
Stock of Non-Qualified Stock Option:               $4.00

Installment Exercise Schedule of Non-Qualified Stock Option:

                                                  Cumulative Number of Shares
                                                  of Common Stock in Respect
         Vesting Schedule                         of which Option is Exercisable
         ----------------                         ------------------------------

         January 7, 1999                                        2,813
         January 7, 2000                                        5,626


Notice Addresses:

If to the Corporation:                               If to the Optionee:


ITC Learning Corporation                             12120 Brookfield Club Drive
13515 Dulles Technology Drive                        Roswell, Georgia  30075
Herndon, Virginia  20171-3413
Attention:  Chief Financial Officer